Exhibit 10.23

AMENDMENT I

TO THE

REINSURANCE AGREEMENT

BETWEEN

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

5000 Westown Parkway, Suite 440

WEST DES MOINES, IOWA 50266

(Referred to in this Amendment as the Company)

AND

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

800 North Magnolia Ave., Suite 1400

ORLANDO, FLORIDA 32803

(Referred to in this Amendment as the Reinsurer)

AUTOMATIC YRT

AMENDMENT I

HA-AEIL-05

March 22, 2006

This Amendment is to be attached to and made part of the Reinsurance Agreement between the Company and the Reinsurer, which became effective October 1, 2005 (the “Reinsurance Agreement”). All provisions of the Reinsurance Agreement not in conflict with the provisions of this Amendment shall remain unchanged.

The Company and the Reinsurer hereby agree that the second part of Exhibit B-2 to the Reinsurance Agreement, which begins with the heading “(b) Waiver of Surrender Charge on Death” and continues to the end of Exhibit B-2, should be deleted and replaced with:

(b) Waiver of Surrender Charge on Death

In the event of the death of the holder of one of the Reinsured Policies, the Company waives the surrender charge that would have applied if the policy had been surrendered as at the date of death. The cost to the Company of such waived surrender charges is a Reinsured Risk under this Agreement.

The Reinsurer’s Share of a ten percent (10%) portion of any such waived surrender charge is a Claim Amount.

This Amendment is effective as of 12:01 a.m. on January 1, 2006.

This Amendment has been made in duplicate and is hereby executed by both parties.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

WEST DES MOINES, IOWA

Date:	3/27/06

By:	/s/ Wendy L. Carlson

Title:	General Counsel

Witness:	/s/ Sandra Lockhart

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

ORLANDO, FLORIDA

Date:	3/29/06

By:	/s/ Jeffrey R. Burt

Title:	VP – Marketing

Witness:	Gary L. Gray